UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 21, 2008

Citigroup Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9924	52-1568099
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

399 Park Avenue, New York, New York 10043

(Address of principal executive offices) (Zip Code)

(212) 559-1000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Citigroup Inc.
Current Report on Form 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 21, 2008, Citigroup Inc. announced that Lawrence Ricciardi, the former Senior Vice President, General Counsel, and Advisor to the Chairman of IBM Corporation, had been elected to the Citigroup Board of Directors, effective July 21, 2008.

Mr. Ricciardi will be paid in accordance with the terms described in the section titled "Directors' Compensation" that begins on page 29 of Citigroup’s Proxy Statement that was filed with the Securities and Exchange Commission on March 13, 2008.

A press release announcing the appointment was issued on July 21, 2008, a copy of which is being filed as Exhibit 99.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

On July 22, 2008, Citigroup’s Board of Directors announced the rotation of committee chairs for its Nomination and Governance, Personnel and Compensation, and Audit and Risk Management committees and also made several other committee assignments, including the appointment of Mr. Ricciardi as a member of the Audit and Risk Management Committee. All such changes were effective July 22, 2008.

A press release announcing the committee changes was issued on July 22, 2008, a copy of which is being filed as Exhibit 99.2 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number

99.1	Press Release, dated July 21, 2008, issued by Citigroup Inc.
99.2	Press Release, dated July 22, 2008, issued by Citigroup Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 25, 2008	CITIGROUP INC.

	By:	/s/ Michael S. Helfer
	Name:	Michael S. Helfer
	Title:	General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated July 21, 2008, issued by Citigroup Inc.
99.2	Press Release, dated July 22, 2008, issued by Citigroup Inc.